Exhibit 17

FORM OF PROXY CARD

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

VOTING OPTIONS:

VOTE ON THE INTERNET

Log on to:

 https://www.proxy-direct.com/vanguard

or scan the QR code

Follow the on-screen instructions available 24 hours a day prior to the Special Meeting

VOTE BY PHONE

Call 1-888-218-4371

Follow the recorded instructions available 24 hours a day prior to the Special Meeting

VOTE BY MAIL

Vote, sign and date this Proxy Card

and return in the postage-paid

envelope

VOTE AT THE VIRTUAL SPECIAL MEETING

on Friday, January 22, 2021 at [4:00] p.m. Eastern Time.

Please refer to the Proxy Statement for instructions on how to participate in the virtual meeting.

VANGUARD U.S. VALUE FUND (the "Fund")	PROXY
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 22, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND

The undersigned hereby appoint(s) __________, __________, and __________, or any of them, as Proxies of the undersigned with full power of substitution, to vote and act with respect to all interests in the Fund with respect to which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held over the Internet in a virtual format on January 22, 2021, at [4:00] p.m., Eastern Time, and at any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement, and revokes any proxy previously given with respect to such meeting.

This proxy will be voted as instructed. If no specification is made for the proposal, the proxy will be voted "FOR" the proposal. The Proxies are authorized in their discretion to vote upon such other matters as may come before the Special Meeting or any adjournments or postponements thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com/vanguard

VOTE VIA THE TELEPHONE: 1 - 8 8 8 - 2 1 8 - 4 3 7 1

VAN_31612_09152020M

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders on January 22, 2021.

The Proxy Statement and Proxy Card are available at: https://www.proxy-direct.com/vanguard/materials

FUNDS

Vanguard U.S. Value Fund.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS Example: X

AManagement Proposal: THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL.

	FOR	AGAINST	ABSTAIN
1. To reorganize Vanguard U.S. Value Fund with and into Vanguard Value Index Fund.			

BAuthorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below

Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box

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Scanner bar code

xxxxxxxxxxxxxx	VAN4 31612	M xxxxxxxx